Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$49,142,508
Unrealized Gain (Loss) on Market Value of Futures	(60,414,087)
Dividend Income	11,417
Interest Income	153,591
ETF Transaction Fees	8,000
Total Income (Loss)	$(11,098,571)

Expenses
General Partner Management Fees	$279,165
Professional Fees	17,885
Brokerage Commissions	147,079
Non-interested Directors' Fees and Expenses	3,174
Prepaid Insurance Expense	2,168
NYMEX License Fee	6,979
SEC & FINRA Registration Expense	33,180
Total Expenses	$489,630
Net Income (Loss)	$(11,588,201)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/16	$574,403,262
Additions (4,500,000 Shares)	38,328,190
Withdrawals (3,300,000 Shares)	(27,751,811)
Net Income (Loss)	(11,588,201)

Net Asset Value End of Month	$573,391,440
Net Asset Value Per Share (68,866,476 Shares)	$8.33

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612